Exhibit 10.5

Execution Version

COLLATERAL AGENCY AND

INTERMEDIATION RIGHTS AGREEMENT

among

PAR HAWAII REFINING, LLC
as the Company

MUFG BANK, LTD.
as LC Facility Agent for the LC Facility Lenders,

J. ARON & COMPANY LLC

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Collateral Agent for the Secured Parties

dated as of July 26, 2023

TABLE OF CONTENTS

SCHEDULE 1            Accounts

SCHEDULE 6.01       Addresses for Notices

COLLATERAL AGENCY AND INTERMEDIATION RIGHTS AGREEMENT dated as of July 26, 2023 (such date, the “Effective Date,” and such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among PAR HAWAII REFINING, LLC, a Hawaii limited liability company (the “Company”), MUFG BANK, LTD. (“MUFG”), as administrative agent for the LC Facility Lenders (as defined below) (in such capacity and together with its successors and permitted assigns in such capacity, the “LC Facility Agent”), J. ARON & COMPANY LLC (together with its successors and permitted assigns, “Aron” or “S&O Agent”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“US Bank”), as collateral agent for the Secured Parties (as defined below) (in such capacity and together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the LC Facility Agent (for itself and on behalf of the LC Facility Lenders), Aron, and the Collateral Agent agree as follows:

ARTICLE I
Definitions

SECTION 1.01.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the New York UCC (as defined below). As used in this Agreement, the following terms have the meanings specified below:

“Acknowledgment Agreement” means that certain Third Amended and Restated Acknowledgment Agreement dated as of July 26, 2023, among Aron, LC Facility Agent, Collateral Agent, Merrill Lynch Commodities, Inc., the Term Loan Agent (as defined in the S&O Agreement), the ABL Agent (as defined in the S&O Agreement), the Company and the other parties from time to time party thereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person and (b) any Agent or any Secured Party.

“Agent(s)” means each of (a) the LC Facility Agent, (b) the Collateral Agent and (c) any other Person appointed under the LC Facility Agreement or the Security Agreement to serve in an agent or similar capacity, including, without limitation, each Sub-Collateral Agent.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Authorized Officer” shall mean, with respect to any Person, the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer of such Person, or other named officer of such Person for whom the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Collateral Agent as to the authority of such Authorized Officer.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state or foreign law for the relief of debtors, or any reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets or liabilities of the Company, or similar law affecting creditors’ rights generally.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Cash Collateral Account” has the meaning assigned to such term in Section 2.12(b).

“Collateral” shall mean, collectively, all “Collateral” as such term is defined in the Security Agreement.

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Collection Account” has the meaning given to such term in the Security Agreement.

“Company” has the meaning assigned to such term in the preamble hereto.

“Consent” means a Person’s agreement, approval, authorization, consent, concurrence, permission or other sanction, in each case given in writing.

“Control Agreement” means each control agreement which provides for the applicable Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts) with respect to any deposit account or securities account of the Company to be executed and delivered by the LC Facility Agent, as Sub-Collateral Agent, the applicable securities intermediary or depositary bank and Company pursuant to the terms of the Security Agreement and each applicable Secured Transaction Document.

“Controlling Agent” means prior to the Discharge in Full of Secured Obligations that are LC Facility Obligations or S&O Obligations:

(i)         with respect to LC Priority Collateral, the LC Facility Agent; and

(ii)        with respect to S&O Priority Collateral, Aron.

“Controlling Secured Parties” means (i) at any time with respect to any LC Priority Collateral, the LC Secured Parties and (ii) at any time with respect to S&O Priority Collateral, Aron.

“Credit Documents” has the meaning given to such term in the LC Facility Agreement.

“Default” means a “Default” (or any defined term with substantially similar meaning) as defined in any Secured Transaction Document.

“Designated Controlled Account” means the deposit account listed on Schedule 1 hereto and designated as such, or such other account as may be designated from time to time by written notice from Aron to the LC Facility Agent and the Collateral Agent.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“Discharge in Full” means, with respect to any Series of Secured Obligations,

(i)         in the case of LC Facility Obligations, (A) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Revolving Credit Loans (as defined in the LC Facility Agreement) and other LC Facility Obligations, (B) all letters of credit issued under the LC Facility Agreement shall have either been terminated or cancelled or, with respect to any such letters of credit that remain outstanding after the termination of the LC Facility Agreement, cash collateral has been posted in accordance with the LC Facility Agreement; provided that any cash paid into the LC Facility Collection Account in connection with a letter of credit that is outstanding after termination of the LC Facility Agreement shall constitute cash collateral with respect thereto (unless otherwise agreed by the LC Facility Agent and/or any applicable LC Facility Lenders); and (C) satisfaction in full (whether by payment in cash or performance) of all other LC Facility Obligations (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(ii)         in the case of the S&O Obligations, satisfaction in full (whether by payment in cash or performance) of all such S&O Obligations (other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time), and termination or expiration of any obligation, commitment or other contractual provision pursuant to which additional S&O Obligations may arise or additional transactions under the S&O Agreement may be executed;

provided that a Discharge in Full of any Series of Secured Obligations shall not be deemed to have occurred in connection with a Refinancing of such Series of Secured Obligations with additional secured obligations secured by such Shared Collateral under financing documents which have been designated in writing by the Company as “Secured Obligations” under this Agreement in accordance with a joinder and other agreements satisfactory to the Collateral Agent and each Senior Secured Party Representative.

“Effective Date” has the meaning assigned to such term in the preamble hereto.

“Environmental Claims” has the meaning given to such term in the LC Facility Agreement.

“Environmental Laws” has the meaning given to such term in the LC Facility Agreement.

“Event of Default” means an “Event of Default” (or any defined term with substantially similar meaning) as defined in any Secured Transaction Document.

“Governmental Authority” means any foreign, federal, state, regional, tribal or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over the Person or matters in question.

“Hedging Arrangement” has the meaning given to such term in the LC Facility Agreement.

“Indebtedness” has the meaning given to such term in the LC Facility Agreement.

“Indemnitee” has the meaning assigned to such term in Section 4.06(c).

“Insolvency or Liquidation Proceeding” means:

(a)         any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to the Parent Guarantor, the Company or any subsidiary of the Company;

(b)         any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Parent Guarantor, the Company or any subsidiary of the Company or with respect to a material portion of their respective assets (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each Secured Transaction Document);

(c)         any liquidation, dissolution, reorganization or winding up of the Parent Guarantor, the Company or any subsidiary of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each Secured Transaction Document);

(d)         any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of the Parent Guarantor, the Company or any subsidiary of the Company;

(e)         any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, trustee or other similar proceeding with respect to the Parent Guarantor, the Company or any subsidiary of the Company or any property or Indebtedness of the Parent Guarantor, the Company or any subsidiary of the Company; or

(f)         any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Parent Guarantor, Company or any subsidiary of the Company.

“Issuance Condition” has the meaning given to such term in the LC Facility Agreement.

“LC Facility Agent” has the meaning assigned to such term in the preamble hereto.

“LC Facility Agreement” means that certain Uncommitted Credit Agreement dated as of July 26, 2023, among the Company, the lenders party thereto from time to time, the LC Facility Agent, and the Collateral Agent.

“LC Facility Collection Account” means the deposit account listed on Schedule 1 hereto and designated as such, or such other account as may be designated from time to time by written notice from the LC Facility Agent to Aron and the Collateral Agent.

“LC Facility Lenders” means each bank, financial institution or institutional lender listed on the signature pages to the LC Facility Agreement as a lender and/or a letter of credit issuing bank, and any other Person that becomes a party thereto in either such capacity pursuant to an assignment and assumption agreement or otherwise.

“LC Facility Obligations” means the “Obligations” as defined in the LC Facility Agreement.

“LC Priority Collateral” means the “LC Priority Collateral” as defined in the Security Agreement.

“LC Priority Collateral Proceeds” has the meaning assigned to such term in Section 2.01(a).

“LC Secured Parties” means “Secured Parties” as defined in the LC Facility Agreement.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law).

“Modification” means, with respect to any Secured Transaction Document, any amendment, supplement, Waiver or other modification of the terms and provisions thereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Agent” means (i) at any time with respect to any LC Priority Collateral, Aron and (ii) at any time with respect to S&O Priority Collateral, the LC Facility Agent.

“Non-Controlling Secured Parties” means (i) at any time with respect to any LC Priority Collateral, Aron and (ii) at any time with respect to S&O Priority Collateral, the LC Secured Parties.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Permitted Hedging Arrangement” means any Hedging Arrangement permitted pursuant to the terms of the LC Facility Agreement and the S&O Agreement.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Possessory Collateral” means any Collateral in the possession of the Collateral Agent, any Sub-Collateral Agent or any Senior Secured Party Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any certificated Securities constituting Investment Property, Promissory Notes, Instruments, Documents, Documents of Title (including without limitation physical Bills of Lading), and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent, any Sub-Collateral Agent or any Senior Secured Party Representative (or its agents or bailees) under the terms of the Security Documents.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.

“S&O Agreement” means that certain Second Amended and Restated Supply and Offtake Agreement dated as of June 1, 2021, between Aron and the Company, together with all schedules, annexes, and exhibits thereto, as amended or otherwise modified from time to time.

“S&O Obligations” means the “Secured S&O Obligations” as defined in the Security Agreement.

“S&O Priority Collateral” means the “S&O Priority Collateral” as defined in the Security Agreement.

“S&O Priority Collateral Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Secured Obligations” means, collectively, (i) the LC Facility Obligations and (ii) the S&O Obligations.

“Secured Parties” means collectively, Aron (in its capacity as sub-agent with respect to the S&O Priority Collateral under the Security Agreement and as counterparty under the S&O Agreement), the LC Secured Parties, the Collateral Agent and MUFG Bank Ltd., as Sub-Collateral Agent.

“Secured Transaction Documents” means (i) the LC Facility Agreement, (ii) the Credit Documents, (iii) the S&O Agreement and (iv) the Transaction Documents (as defined in the S&O Agreement).

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement” means that certain Third Amended and Restated Security Agreement, dated as of the date hereof, by and between the Company, Aron, the Collateral Agent and the LC Facility Agent.

“Security Documents” means (a) the Security Agreement, (b) this Agreement, (c) any Control Agreement and (d) all other instruments, documents, agreements and filings executed in favor of the Collateral Agent or any Sub-Collateral Agent for the benefit of any Secured Party or for the purpose of securing any Series of Secured Obligations (including any replacement of or supplement to the Security Documents set forth above), including to grant to, or perfect in favor of, the Collateral Agent or any Sub-Collateral Agent, for the benefit of Secured Parties, a Lien on any Collateral.

“Senior Officer” shall mean, with respect to any Person, the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer of such Person.

“Senior Secured Party Representative” means (i) the LC Facility Agent, acting on behalf of the LC Secured Parties, and (ii) Aron, acting on its own behalf.

“Series” means (a) with respect to the Secured Parties, each of (i) the LC Secured Parties (each in their capacities as such) and (ii) Aron, and (b) with respect to any Secured Obligations, each of (i) the LC Facility Obligations and (ii) the S&O Obligations.

“Shared Collateral” means, at any time, LC Priority Collateral in which (x) the Collateral Agent, the LC Facility Agent or another Agent appointed pursuant to the terms of the Security Documents holds, or purports to hold a security interest at such time to secure the LC Facility Obligations; and at the same time (y) the Collateral Agent, Aron or another Agent appointed pursuant to the terms of the Security Documents holds, or purports to hold a security interest at such time to secure the S&O Obligations.

“Sub-Collateral Agent” means any sub-collateral agent of the Collateral Agent appointed by the Collateral Agent pursuant to this Agreement, any other Security Document, or any Secured Transaction Document to which it is a party, in each case, that has not been removed by the Collateral Agent or resigned as sub-collateral agent. On the Effective Date, the Sub-Collateral Agents include MUFG in its capacity as the LC Facility Agent and Aron.

“Tax” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, assessments, fees or other charges imposed by any Governmental Authority, and any interest, penalties and other liabilities with respect thereto.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Waiver” means, with respect to any particular conduct, event or other circumstance, any change to an obligation of any Person under any Secured Transaction Document requiring the Consent of one or more Secured Parties, which Consent has the effect of waiving, excusing or accepting or approving changed performance of, or non-compliance with, such obligation or any Default or Event of Default with respect thereto to the extent relating to such conduct, event or circumstance.

SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “shall” will be construed to have the same meaning and effect as the word “will”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, amended and restated, supplemented or otherwise modified from time to time, or as increased, refinanced or replaced from time to time, in each case, unless otherwise expressly provided for herein and to the extent permitted hereunder, (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03.    Impairments. Notwithstanding any failure by any Secured Party to perfect its Lien on any Collateral (whether such Collateral constitutes Shared Collateral or otherwise) or any avoidance, invalidation, or subordination by any third party or court of competent jurisdiction of the Liens in the such Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to such Collateral shall be as set forth herein.

ARTICLE II
Priorities and Agreements with Respect to Collateral

SECTION 2.01.    Priority of Claims.

(a)    Notwithstanding anything contained herein or in any of the Secured Transaction Documents to the contrary, if an Event of Default has occurred and is continuing, and any Agent is taking action in accordance with the terms hereof to enforce rights in respect of any LC Priority Collateral, or any distribution is made in respect of any LC Priority Collateral in any Insolvency or Liquidation Proceeding, the proceeds of any sale, collection or other liquidation of any such LC Priority Collateral by any Senior Secured Party Representative or any other Secured Party and proceeds of any such distribution (all proceeds of any sale, collection or other liquidation of any LC Priority Collateral and all proceeds of any such distribution being collectively referred to as “LC Priority Collateral Proceeds”), shall, be applied:

(i)    FIRST, to the payment of all fees, indemnities, expenses and other amounts owing to the Collateral Agent or the applicable Sub-Collateral Agent (each in its capacity as such), including without limitation pursuant to Section 4.06, in connection with this Agreement, any other Security Document, any other Secured Transaction Document or the Acknowledgment Agreement,

(ii)    SECOND, after a determination in accordance with Section 3.01 but subject to Section 1.03, to the LC Facility Agent for application to the payment of all outstanding LC Facility Obligations, with such LC Priority Collateral Proceeds to be applied to the LC Facility Obligations in accordance with the terms of the LC Facility Agreement until such time as all LC Facility Obligations have been Discharged in Full, only at which time further distributions of the proceeds of LC Priority Collateral may be made in accordance with clauses (iii) and (iv) hereof,

(iii)    THIRD, after the Discharge in Full of the LC Facility Obligations, to Aron for application to payment of all S&O Obligations (including with respect to any termination payments in accordance with the S&O Agreement) with such LC Priority Collateral Proceeds to be applied to the S&O Obligations in accordance with the S&O Agreement, and

(iv)    FOURTH, after the Discharge in Full of the S&O Obligations, to the Company as such party may direct in writing, or otherwise, or as a court of competent jurisdiction may direct.

(b)    Notwithstanding anything contained herein or in any of the Secured Transaction Documents to the contrary, if an Event of Default has occurred and is continuing, and any Agent is taking action in accordance with the terms hereof to enforce rights in respect of any S&O Priority Collateral, or any distribution is made in respect of any S&O Priority Collateral in any Insolvency or Liquidation Proceeding, the proceeds of any sale, collection or other liquidation of any such S&O Priority Collateral by any Senior Secured Party Representative or any Secured Parties and proceeds of any such distribution (all proceeds of any sale, collection or other liquidation of any S&O Priority Collateral and all proceeds of any such distribution being collectively referred to as “S&O Priority Collateral Proceeds”), shall, be applied:

(i)    FIRST, to the payment of all fees, indemnities, expenses and other amounts owing to the Collateral Agent or the applicable Sub-Collateral Agent (each in its capacity as such), including without limitation pursuant to Section 4.06, in connection with this Agreement, any other Security Document, any other Secured Transaction Document or the Acknowledgment Agreement,

(ii)    SECOND, after a determination in accordance with Section 3.01 but subject to Section 1.03, to Aron for application to the payment of all outstanding S&O Obligations (including with respect to any termination payments and any ordinary course settlement payments under any Permitted Hedging Arrangements in accordance with the S&O Agreement), with such S&O Priority Collateral Proceeds to be applied to the S&O Obligations in accordance with the terms of the S&O Agreement, and

(iii)    THIRD, after the Discharge in Full of the S&O Obligations, to the Company as such party may direct in writing, or otherwise, or as a court of competent jurisdiction may direct.

(c)    [Reserved.]

(d)    It is acknowledged that the Secured Obligations of any Series may, subject to the limitations set forth in the then extant Secured Transaction Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) and (b) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(e)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Secured Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Transaction Documents or any defect or deficiencies in the Liens securing the Secured Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Secured Party hereby agrees that the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(f)    As between LC Secured Parties on the one hand and Aron on the other any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on LC Priority Collateral securing LC Facility Obligations are and will be prior, senior and superior to any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on LC Priority Collateral securing S&O Obligations, and any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on LC Priority Collateral securing S&O Obligations are and will be junior, subordinate and inferior to any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on LC Priority Collateral securing LC Facility Obligations. As between Aron on the one hand and LC Secured Parties on the other any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on S&O Priority Collateral securing S&O Obligations are and will be prior, senior and superior to any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on S&O Priority Collateral securing LC Facility Obligations, and any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on S&O Priority Collateral securing LC Facility Obligations are and will be junior, subordinate and inferior to any and all Liens in favor of the Collateral Agent or any Sub-Collateral Agent on S&O Priority Collateral securing S&O Obligations.

SECTION 2.02.    Actions with Respect to Collateral; Prohibition on Contesting Liens.

(a)    With respect to any Collateral,

(i)    only the LC Facility Agent as the Controlling Agent shall instruct the Collateral Agent (or the applicable Sub-Collateral Agent) to, and only the Collateral Agent (or the applicable Sub-Collateral Agent), at the instruction of the Controlling Agent, may, act or refrain from acting with respect to the LC Priority Collateral,

(ii)    only Aron as the Controlling Agent shall instruct the Collateral Agent (or the applicable Sub-Collateral Agent) to, and only the Collateral Agent (or the applicable Sub-Collateral Agent) at the instruction of the Controlling Agent, may act or refrain from acting with respect to the S&O Priority Collateral,

(iii)    no Non-Controlling Agent or other Non-Controlling Secured Party shall or shall instruct the Collateral Agent (or the applicable Sub-Collateral Agent) to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any LC Priority Collateral, whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent (or the applicable Sub-Collateral Agent), at the instruction of the LC Facility Agent as the Controlling Agent, shall be entitled to take any such actions or exercise any such remedies with respect to LC Priority Collateral; provided that, notwithstanding the foregoing, (x) in any Insolvency or Liquidation Proceeding, any Senior Secured Party Representative or any other Secured Party may file a proof of claim or statement of interest with respect to the Secured Obligations owed to the Secured Parties; (y) any Senior Secured Party Representative or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse, in any material respect, to the Liens granted in favor of the Collateral Agent or any Sub-Collateral Agent (for the benefit of the Controlling Secured Parties) or the rights of the Collateral Agent, any Sub-Collateral Agent, the Controlling Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement;

(iv)    no Non-Controlling Agent or other Non-Controlling Secured Party shall or shall instruct the Collateral Agent (or the applicable Sub-Collateral Agent) to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any S&O Priority Collateral, whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent (or the applicable Sub-Collateral Agent), at the instruction of Aron as the Controlling Agent, shall be entitled to take any such actions or exercise any such remedies with respect to S&O Priority Collateral; provided that, notwithstanding the foregoing, (x) in any Insolvency or Liquidation Proceeding, any Senior Secured Party Representative or any other Secured Party may file a proof of claim or statement of interest with respect to the Secured Obligations owed to the Secured Parties; (y) any Senior Secured Party Representative or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse, in any material respect, to the Liens granted in favor of the Collateral Agent or any Sub-Collateral Agent (for the benefit of the Controlling Secured Parties), or the rights of the Collateral Agent, any Sub-Collateral Agent, the Controlling Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and

(v)    any Senior Secured Party Representative or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Secured Parties, including any claims secured by the Collateral, in each case, to the extent not inconsistent with the terms of this Agreement.

Notwithstanding the priority of the Liens, (i) the LC Facility Agent as the Controlling Agent may instruct the Collateral Agent (or the applicable Sub-Collateral Agent) to, and the Collateral Agent (or the applicable Sub-Collateral Agent), at the instruction of the Controlling Agent, may, deal with the LC Priority Collateral as if the Collateral Agent (or such Sub-Collateral Agent) had a senior Lien on such LC Priority Collateral solely for the benefit of the Controlling Secured Parties, and (ii) Aron as the Controlling Agent may instruct the Collateral Agent (or the applicable Sub-Collateral Agent) to, and the Collateral Agent (or the applicable Sub-Collateral Agent), at the instruction of the Controlling Agent, may, deal with the S&O Priority Collateral as if the Collateral Agent (or such Sub-Collateral Agent) had a senior Lien on such S&O Priority Collateral solely for the benefit of the Controlling Secured Parties. No Non‑Controlling Agent or Non-Controlling Secured Party will contest, protest or object (or support any other person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the LC Facility Agent as the Controlling Agent or the Controlling Secured Parties or any other exercise by or for the benefit of the Controlling Agent or the Controlling Secured Parties of any rights and remedies relating to the LC Priority Collateral. No Non‑Controlling Agent or Non-Controlling Secured Party will contest, protest or object (or support any other person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by Aron or any other exercise by or for the benefit of Aron of any rights and remedies relating to the S&O Priority Collateral.

(b)    Each Senior Secured Party Representative and the Secured Parties for which it is acting hereunder agrees to be bound by the provisions of this Agreement. Nothing in this Agreement shall be construed to prevent or impair the rights of the LC Facility Agent, Aron or any Secured Party to enforce this Agreement.

SECTION 2.03.    No Interference; Payment Over.

(a)    Each Secured Party agrees that it (i) will not challenge, or support any other Person in challenging, in any proceeding the validity or enforceability of any Secured Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Collateral Agent or the applicable Sub-Collateral Agent (at the instruction of the Controlling Agent); (iii) will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Collateral Agent, the applicable Sub-Collateral Agent, the Controlling Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and none of the Collateral Agent, the applicable Sub-Collateral Agent, the Controlling Agent or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, any Sub-Collateral Agent, the Controlling Agent or other Secured Party with respect to any Collateral (A) in the case of the Collateral Agent or the applicable Sub-Collateral Agent, to the to the extent not prohibited by the provisions of this Agreement and (B) in the case of any Controlling Agent or any other Secured Party, to the extent not inconsistent with or not otherwise prohibited by the provisions of this Agreement; (iv) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and (v) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b)    Each Secured Party hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge in Full of the Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for each other Secured Party that has a security interest in such Collateral and promptly transfer such Collateral, LC Priority Collateral Proceeds, S&O Priority Collateral Proceeds or payment, as the case may be, to (i) if such Collateral, proceeds or payment constitutes or is in respect of LC Priority Collateral or LC Priority Collateral Proceeds, to the LC Facility Agent, as Sub-Collateral Agent, or (ii) if such Collateral, proceeds or payment constitutes or is in respect of S&O Priority Collateral or S&O Priority Collateral Proceeds, to Aron as Sub-Collateral Agent, in each case, to be distributed in accordance with the provisions of Section 2.01 hereof. For the avoidance of doubt, payments received by any Secured Parties of principal, interest, fees, indemnities, expenses or other amounts pursuant to the terms of the applicable Secured Transaction Documents are not considered Shared Collateral or proceeds thereof for purposes of this Section 2.03(b).

SECTION 2.04.    Release of Liens; Termination of Security Documents.

(a)    The Collateral Agent’s or the applicable Sub-Collateral Agent’s Liens on Collateral will be automatically released:

(i)    in whole, upon the Discharge in Full of all Secured Obligations;

(ii)    upon any release, sale or disposition of Collateral permitted pursuant to the terms of the Controlling Agent’s Secured Transaction Documents that results in the release of the Lien in favor of the Collateral Agent (or the applicable Sub-Collateral Agent) for the benefit of (x) the LC Facility Agent as the Controlling Agent of any LC Priority Collateral and (y) Aron as the Controlling Agent of any S&O Priority Collateral (excluding, with respect to any Non-Controlling Agent, any release, sale or other disposition that is expressly prohibited by the Secured Transaction Document of such Non-Controlling Agent, unless such sale or disposition is consummated in connection with, at the instruction of the Controlling Agent, the Collateral Agent’s (or the applicable Sub-Collateral Agent’s) exercise of remedies or consummated after the institution of any Insolvency or Liquidation Proceeding), and the Lien of the Collateral Agent (or the applicable Sub-Collateral Agent) for the benefit of such Non-Controlling Agent on such Shared Collateral shall be automatically released and discharged to the same extent as the Lien in favor of the Controlling Agent; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof; and

(iii)    as to a release of all or substantially all of the Shared Collateral (other than pursuant to clause (i) above), if consent to release of that Shared Collateral has been given by each of the Senior Secured Party Representatives.

(b)    [reserved];

(c)    The Collateral Agent (or the applicable Sub-Collateral Agent) and the Senior Secured Party Representatives agree for the benefit of the Company that if the Senior Secured Party Representatives and the Collateral Agent at any time receive (i) an officers’ certificate from a Senior Officer of the Company stating that (A) the signing officer has read Section 2.04 of this Agreement and the other Secured Transaction Documents and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and conditions precedent in this Agreement and all other Secured Transaction Documents, if any, relating to the termination of the Security Documents and/or this Agreement have been complied with and (C)  all covenants and conditions precedent provided for in this Agreement and the Secured Transaction Documents governing or evidencing the Collateral relating to such termination have been complied with and that such termination is authorized or permitted by the terms of such Secured Transaction Documents and this Agreement, (ii) written confirmation from each Senior Secured Party Representative on behalf of itself and the holders of Secured Obligations such Senior Secured Party Representative represents that all related Secured Obligations have been Discharged in Full and (iii) the proposed instrument or instruments terminating such Security Documents and/or this Agreement (in recordable form, if applicable, and in form and substance acceptable to the Collateral Agent (or the applicable Sub-Collateral Agent), provided that no such instrument shall contain any representations, warranties or covenants from the Collateral Agent (or the applicable Sub-Collateral Agent)), then the Collateral Agent (or the applicable Sub-Collateral Agent) will, upon written direction (which may be by electronic mail) from all Senior Secured Party Representatives, execute, at the expense of the Company, (with such acknowledgments and/or notarizations as are required) and deliver such instruments to the Company.

(d)    Each of the Senior Secured Party Representatives, on behalf of itself and each of the holders of the Secured Obligations that such Senior Secured Party Representative represents, hereby (i) irrevocably authorizes the Collateral Agent (or the applicable Sub-Collateral Agent) to release any lien on the Collateral and/or to terminate this Agreement on their behalf in accordance with this Section 2.04, and (ii) agrees that the Collateral Agent (or the applicable Sub-Collateral Agent) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any release of Collateral or termination of Security Documents requested hereunder, (B) the contents of any certificate, report or other document delivered hereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any of the Security Documents or Secured Transaction Documents with respect thereto, or (D) the validity, enforceability, effectiveness or genuineness of any instrument releasing any such Collateral or terminating any such Security Document or any other agreement, instrument or document.

(e)    In no event shall the Collateral Agent (or the applicable Sub-Collateral Agent) or any of its co-agents, sub-agents and attorneys-in-fact be obligated to execute or deliver any document evidencing any termination, release or re-conveyance of Collateral (including without limitation pursuant to any Modification) without receipt of the officer’s certificate, the written direction (which may be by electronic mail) of the Controlling Agent or Controlling Agents, as applicable, and, if applicable, the written confirmation set forth in Section 2.04(c), as applicable.

(f)    Notwithstanding anything to the contrary, upon the Discharge in Full of the LC Facility Obligations, the LC Facility Agent, in its capacity as Sub-Collateral Agent of the Collateral Agent, is hereby authorized, without the further consent or action of any other party, to terminate any Control Agreements and to remit any Possessory Collateral in its possession to Aron, as Sub-Collateral Agent, or as otherwise directed by Aron.

(g)    Upon the Discharge in Full of the LC Facility Obligations and so long as at such time no Discharge in Full of the S&O Obligations has occurred, the Company hereby agrees that it will not permit any amounts to be on deposit in the LC Facility Collection Account unless such amounts are the result of payment by Aron to the Company and will terminate the account as soon as practicable thereafter. After the Discharge in Full of the LC Facility Obligations and so long as at such time no Discharge in Full of the S&O Obligations has occurred, (i) the LC Facility Collection Account will constitute S&O Priority Collateral and (ii) the LC Facility Agent agrees to cooperate with the Company in terminating the LC Facility Collection Account.

SECTION 2.05.    Certain Agreements with Respect to Insolvency or Liquidation Proceedings.

(a)    The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding.

(b)    If an Insolvency or Liquidation Proceeding occurs (a “Bankruptcy Case”):

(i)    if Aron desires to permit the use of cash collateral or to permit the Parent Guarantor, the Company and/or any of the Company’s subsidiaries to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or under any other similar law (“DIP Financing”) secured by a Lien (“DIP Financing Liens”) on, or constituting the proceeds of, the S&O Priority Collateral, then the LC Facility Agent, for itself and on behalf of the LC Facility Lenders, hereby agrees not to object to such use of cash collateral or DIP Financing or to request adequate protection (except as otherwise expressly permitted by the terms of this Agreement) or any other relief in connection therewith; provided that, unless otherwise expressly agreed by the LC Facility Agent in writing, Aron will not propose or request that such DIP Financing Liens extend to any of the LC Priority Collateral; and

(ii)    if the LC Facility Agent desires to permit the use of cash collateral or to permit the Parent Guarantor, the Company and/or any of the Company’s subsidiaries to obtain any DIP Financing secured by a Lien on, or constituting the proceeds of, LC Priority Collateral, then Aron hereby agrees:

(A)    not to object to such use of cash collateral or DIP Financing or to request adequate protection (except as otherwise expressly permitted by the terms of this Agreement) or any other relief in connection therewith so long as (x) such use of cash collateral or DIP Financing and adequate protection is not secured by a Lien on the S&O Priority Collateral and (y) Aron retains the benefit of its Liens on the LC Priority Collateral, including proceeds thereof arising after the commencement of such Bankruptcy Case (to the extent provided for under applicable law), with the same priority vis-à-vis the LC Facility Agent (other than with respect to any DIP Financing Liens granted thereto) as existed prior to the commencement of such Bankruptcy Case; and

(B)    to the extent the Liens on LC Priority Collateral securing LC Facility Obligations are subordinated to, or pari passu with, such DIP Financing Liens, to subordinate its Liens on the LC Priority Collateral to the Liens granted to secure such DIP Financing (and all obligations relating thereto, including any “carve-out” from the LC Priority Collateral granting administrative priority status or Lien priority to secure the payment of fees and expenses of the United States Trustee or professionals retained by any debtor or creditors’ committee agreed to by the LC Facility Agent), to any adequate protection Liens granted to the LC Facility Agent or any LC Secured Party, on the same basis as the Liens on such LC Priority Collateral securing LC Facility Obligations are subordinated to such DIP Financing Liens or to confirm the priorities with respect to such LC Priority Collateral as set forth herein, as applicable.

(c)    Prior to the Discharge in Full of the LC Facility Obligations, Aron agrees that it will not, without the consent of the LC Facility Agent, in its sole discretion, propose or enter into any DIP Financing or support any DIP Financing secured by Liens against the Shared Collateral except as permitted by clause (b) above. Prior to the Discharge in Full of the S&O Obligations, the LC Facility Agent agrees that it will not, without the consent of Aron, in its sole discretion, propose or enter into any DIP Financing or support any DIP Financing secured by Liens against the Shared Collateral except as permitted by clause (b) above.

(d)    Aron agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon its interest in the Shared Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the LC Facility Agent for adequate protection or (ii) any objection by the LC Facility Agent to any motion, relief, action or proceeding based on the LC Facility Agent claiming a lack of adequate protection, except that Aron may:

(i)    freely seek and obtain relief granting adequate protection in the form of a replacement lien coextensive in all respects with, but subordinated (as set forth in Section 2.05(b)) to, and with the same relative priority to the Liens of the LC Facility Agent as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the LC Facility Agent; and

(ii)    freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge in Full of Secured Obligations constituting LC Facility Obligations.

(e)    The LC Facility Agent agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) with respect to the S&O Priority Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by Aron for adequate protection or (ii) any objection by Aron to any motion, relief, action or proceeding based on Aron claiming a lack of adequate protection, except that the LC Facility Agent may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge in Full of the S&O Obligations.

SECTION 2.06.    Reinstatement. In the event that any of the Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such Secured Obligations shall again have been Discharged in Full.

SECTION 2.07.    Insurance. As between the Secured Parties, the LC Facility Agent as Controlling Agent shall have the right, subject to the terms of the applicable Secured Transaction Document, to adjust or settle any insurance policy or claim covering or constituting LC Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the LC Priority Collateral, without further consent of, notice to, or action by Aron. As between the Secured Parties, Aron as Controlling Agent shall have the right, subject to the terms of the applicable Secured Transaction Document, to adjust or settle any insurance policy or claim covering or constituting S&O Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the S&O Priority Collateral, without further consent of, notice to, or action by the LC Facility Agent or any other LC Secured Party. Notwithstanding the foregoing, Aron as Controlling Agent shall have the right, subject to the terms of the applicable Secured Transaction Document, to adjust or settle any insurance policy or claim in respect of business interruption covering or constituting Collateral in the event of any loss thereunder. Should the Collateral Agent (or any Sub-Collateral Agent) for any reason receive any proceeds of insurance relating to the Collateral, the Collateral Agent’s (or the applicable Sub-Collateral Agent’s) only duty shall be to turn any such proceeds over to (a) the LC Facility Agent, to the extent such proceeds constitute LC Priority Collateral, or (b) Aron, to the extent such proceeds constitute S&O Priority Collateral, and the Collateral Agent (or the applicable Sub-Collateral Agent) shall be entitled to rely in all respects on notice from both Senior Secured Party Representatives as to whether such proceeds constitute LC Priority Collateral or S&O Priority Collateral.

SECTION 2.08.    Refinancings. The Secured Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Transaction Document) of any Secured Parties of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Senior Secured Party Representative of the holders of any such Refinancing indebtedness shall have executed a joinder and delivered to the Collateral Agent such other agreements satisfactory to the Collateral Agent, each Senior Secured Party Representative, and the agent or representative on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09.    Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)    The Collateral Agent and each Sub-Collateral Agent agrees to hold (including by way of control) any Shared Collateral that is in its possession or under its control (or in the possession or control of its agents or bailees) as gratuitous bailee or gratuitous agent, as applicable, for the benefit of each other Secured Party and any permitted assignee solely for the purpose of perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that if the Collateral Agent or any Sub-Collateral Agent resigns or is removed pursuant to this Agreement, the Collateral Agent (or the applicable Sub-Collateral Agent) shall (at the sole cost and expense of the Company), promptly deliver all Possessory Collateral, if any, to the successor Collateral Agent (or the applicable Sub-Collateral Agent) together with any necessary endorsements reasonably requested by the successor Collateral Agent (or the applicable Sub-Collateral Agent) (or make such other arrangements as shall be reasonably requested by the successor Collateral Agent (or the applicable Sub-Collateral Agent) to allow the successor Collateral Agent (or the applicable Sub-Collateral Agent) to obtain control of such Shared Collateral). Pending delivery or granting control to the successor Collateral Agent (or the applicable successor Sub-Collateral Agent), each Senior Secured Party Representative agrees to hold (including by way of control) any Shared Collateral, from time to time in its possession or under its control, as gratuitous bailee or gratuitous agent for the benefit of each other Secured Party and any permitted assignee, solely for the purpose of perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)    The duties or responsibilities of the Collateral Agent, the Sub-Collateral Agents and each Senior Secured Party Representative under this Section 2.09 shall be limited solely to holding (including by way of control) any Shared Collateral as gratuitous bailee or gratuitous agent, as applicable for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

SECTION 2.10.    Liens and Security Agreements. Subject to Section 2.12 and Section 2.01(a), the parties hereto agree that it is their intention that the LC Priority Collateral be for the benefit of all Secured Parties (subject to the priorities set forth in Section 2.01(a) hereof) and the S&O Priority Collateral be solely for the benefit of Aron and the Collateral Agent (subject to the priorities set forth in Section 2.01(b) hereof); provided, that this provision will not be violated with respect to any particular Series if the Security Documents for such Series prohibits the Senior Secured Party Representative for that Series from accepting a Lien on such asset or property or such Senior Secured Party Representative otherwise expressly declines to accept a Lien on such asset or property or in connection with adequate protection Liens in an Insolvency or Liquidation Proceeding. In furtherance of, but subject to, the foregoing, subject to the other provisions of this Agreement:

(a)    the LC Facility Agent and the LC Secured Parties specifically disclaim and decline any lien on or security interest in S&O Priority Collateral;

(b)    the parties hereto agree upon request by the Collateral Agent, any Sub-Collateral Agent or any Senior Secured Party Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in LC Priority Collateral, S&O Priority Collateral and Shared Collateral, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Security Documents; and

(c)    the Company shall ensure that the documents and agreements creating or evidencing the Liens on Shared Collateral securing the Secured Obligations shall be in all material respects the same document or the same forms of documents as one another.

In no event shall the LC Facility Agent or the LC Secured Parties exercise their rights hereunder in a manner that would interfere with Aron’s access rights to property owned by Aron and held by the Company in accordance with the S&O Agreement and related transaction documents.

SECTION 2.11.    Modifications.

(a)    Subject to the remainder of this Section 2.11, none of the Collateral Agent, the Sub-Collateral Agents and any Senior Secured Party Representative shall enter into any Modification of (i) the Security Agreement that (A) has the effect of changing the priority and application of funds or (B) constitutes a release of all or a material portion of the Collateral from the Lien of the Security Agreement or any other Security Document, or (ii) this Agreement unless (in addition to any requirements set forth in the relevant Secured Transaction Documents, if applicable), in each case, the Collateral Agent (at the instruction of (x) the LC Facility Agent as the Controlling Agent for LC Priority Collateral and (y) Aron as the Controlling Agent for S&O Priority Collateral), each Senior Secured Party Representative (acting in accordance with the applicable Secured Transaction Document) and the Company has provided their Consent to such Modification in writing.

(b)    Subject to Section 2.11(a) above, each Secured Party agrees that the Collateral Agent (at the instruction of the Controlling Agents as described above), any Series of Secured Parties, or any Senior Secured Party Representative, as applicable, may, subject to the requirements thereof, enter into any Modification of any Secured Transaction Document to which it is a party in such capacity that does not violate this Agreement or any other Secured Transaction Document. Subject to Section 2.11(a) above, the Collateral Agent and the Senior Secured Party Representatives may, without the Consent of any other Secured Party but with written notice to each Secured Party, enter into Modifications of this Agreement for the purpose of making technical corrections to or clarifications of this Agreement that do not affect the rights or obligations of any Secured Party or the Collateral Agent, or, to the extent that the rights or obligations of any Secured Party or the Collateral Agent are affected, the consent of only the affected Secured Party or Collateral Agent, as applicable.

(c)    Neither this Agreement nor any provision hereof, which by the terms of this Agreement requires the Company’s Consent or which increases the obligations or reduces the rights of the Company, may be terminated or Modified without the written Consent of the Company.

(d)    None of this Agreement or any other Security Document to which the Collateral Agent (or any Sub-Collateral Agent) is a party nor any provision hereof or thereof, which by the terms of this Agreement or such other Security Document requires the Collateral Agent’s (or the applicable Sub-Collateral Agent’s) consent or which increases the obligations or reduces the rights, protections, immunities and indemnities of the Collateral Agent (or the applicable Sub-Collateral Agent’s), may be terminated or Modified without the written Consent of the Collateral Agent.

(e)    [Reserved].

(f)    Notwithstanding anything set forth herein or in the LC Facility Agreement or the S&O Agreement to the contrary, (i) Aron shall not in any way be, or be deemed, restricted or limited in its dealings with the Company and/or its Affiliates, including with respect to discussions and negotiations regarding modifications or adjustments that Aron may, in its sole and unfettered discretion, wish to discuss, negotiate and implement with the Company and/or its Affiliates, (ii) Aron may, in its sole and unfettered discretion, grant in favor of or enter into with the Company and/or any of its Affiliates any waivers, forbearance agreements or similar arrangements, in each case, in respect of the S&O Agreement and related agreements, (iii) neither the LC Facility Agent nor any LC Facility Lender shall in any way be, or be deemed, restricted or limited in its dealings with the Company and/or its Affiliates, including with respect to discussions and negotiations regarding modifications or adjustments that the LC Facility Agent or any LC Facility Lender may, in its sole and unfettered discretion, wish to discuss, negotiate and implement with the Company and/or its Affiliates, and (iv) the LC Facility Agent or any LC Facility Lender may, in its sole and unfettered discretion, grant in favor of or enter into with the Company and/or any of its Affiliates any waivers, forbearance agreements or similar arrangements, in each case, in respect of the LC Facility Agreement and related agreements.

(g)    Notwithstanding anything set forth herein or in the LC Facility Agreement or the S&O Agreement to the contrary, no amendment, modification, termination, waiver or consent in respect of (i) (A) the definition of “J. Aron Payment Obligation” set forth in the LC Facility Agreement, (B) the definition of “Liquidity” under the LC Facility Agreement or any decrease in the minimum Liquidity amount required to be maintained by the Company, and (C) any notice or cure period under the LC Facility Agreement with respect to (1) failure to make the payments set forth under Section 9.01(a) of the LC Facility Agreement or (2) any other event of default or similar occurrence that is not related to the failure to make such payments that, were such period to lapse following either such occurrence, would result in the LC Facility Agent having the right to accelerate the payment or performance obligations thereunder will be effective, in each case, without written notice to, and the consent of, of Aron, such consent not be unreasonably withheld, or (ii) (A) the definition of “Liquidity” under the S&O Agreement or any decrease in the minimum Liquidity amount required to be maintained by the Company, without written notice to, and consent of, all of the LC Facility Lenders, such consent not to be unreasonably withheld; (B) Section 5.13 of the S&O Agreement or any of the defined terms used therein without written notice to, and consent of, all of the LC Facility Lenders, such consent not to be unreasonably withheld; or (C) any notice or cure period under the S&O Agreement with respect to (1) failure to make material payments or (2) any other event of default or similar occurrence that is not related to the failure to make a material payment that, were such period to lapse following either such occurrence, would result in Aron having the right to accelerate the payment or performance obligations thereunder, in each case, without written notice to, and consent of, the Required Lenders (as defined under the LC Facility Agreement), such consent not to be unreasonably withheld; and (D) the definitions of “J. Aron Payment Obligation”, “LC Eligible Refinery Procurement Contract”, “LC Related Aron Procurement Contract”, “Crude Oil”, “Crude Intake Point”, “Third Party Supplier”, “SPM”, or “SPM Delivery Point” set forth in the S&O Agreement will be effective without the prior written consent of the LC Facility Agent, which consent shall not be unreasonably withheld or delayed and shall be provided only with the consent of the Required Lenders (as defined in the LC Facility Agreement).

SECTION 2.12.    Cash Collateral Accounts; Amounts Not Subject to Sharing.

(a)    The LC Facility Agent, as Sub-Collateral Agent, shall have a first priority security interest in the funds on deposit in the Collection Accounts for the benefit of the Secured Parties, and, except after Discharge in Full of the LC Facility Obligations, no Secured Party other than the LC Facility Agent and the LC Secured Parties shall have rights to any distribution from, payments on account of, or proceeds from the Collection Accounts. The LC Facility Agent, as Sub-Collateral Agent, shall solely take instruction from the LC Facility Lenders in accordance with the LC Facility Agreement with respect to the Collection Accounts (and shall not take instruction from any other Secured Parties), and nothing contained in this Agreement shall be construed to impair the rights of the LC Facility Agent or any LC Secured Parties to exercise their respective rights and remedies with respect to any funds available in the Collection Accounts. Upon the Discharge in Full of the LC Facility Obligations (including with respect to any letters of credit that remain outstanding after the LC Facility Agreement has expired or been terminated, the cash collateralization thereof as contemplated in clause (i)(B) of the definition of Discharge in Full), Aron, as the Controlling Agent, shall have rights to any distribution from, payments on account of, proceeds from or funds credited to the Collection Accounts (provided that, so long as a letter of credit is outstanding and cash collateral has been posted with respect thereto, such cash collateral shall not constitute funds subject to the foregoing rights of Aron). The Collateral Agent shall not be obligated to take any actions or directions with respect to the Collection Accounts except as expressly directed by the Controlling Agent and shall not be liable to the LC Secured Parties or any other Person with respect thereto.

(b)    Except to the extent provided in any Secured Transaction Documents to which it is a party, no Secured Party shall have any obligation to share any amounts received or deemed received by it in respect of any Secured Obligations owed to it from separate insurance, additional insured liability insurance, credit default swap protection or other similar protection against loss arranged by such Secured Party for its own account in respect of any such Secured Obligations (which amounts shall be for the sole benefit of such Secured Party).

SECTION 2.13.    Payment Obligation Confirmation. Execution and delivery of a Payment Obligation Confirmation (as defined in the LC Facility Agreement) by Aron will be deemed to be a binding agreement by Aron with respect to the J. Aron Payment Obligation (as defined in the LC Facility Agreement) related thereto. Subject only to the Issuance Condition and delivery at the Crude Intake Point (as defined in the S&O Agreement; whether owned and operated by the Company or by any third parties on behalf of the Company) and arising immediately upon the applicable Crude Oil (as defined in the S&O Agreement) having passed the Crude Intake Point following its discharge at the SPM (as such term is defined in the S&O Agreement as of the date hereof) and without regard to whether title to said Crude Oil has passed as contemplated by the terms of the S&O Agreement or the applicable LC Related Aron Procurement Contract (as defined in the S&O Agreement as of the date hereof) or any subsequent actual or purported transfers of title to such Crude Oil, Aron will irrevocably, absolutely and unconditionally make payment in cash of such J. Aron Payment Obligation, without recoupment, set-off, counterclaim, defense, or deduction of any kind into the LC Facility Collection Account other than any such rights set forth in Section 5.13(d)(ii) of the S&O Agreement; provided that the foregoing shall not limit Aron’s rights or remedies, or any claims it may assert, against the Company; provided further that any such rights, remedies, or claims asserted by Aron against the Company shall not affect Aron’s obligation to make payment of any J Aron Payment Obligation in accordance with the foregoing.

ARTICLE III
Existence and Amounts of Liens and Obligations

SECTION 3.01.    Determinations with Respect to Amounts of Liens and Obligations.

(a)    Whenever the Collateral Agent, any Sub-Collateral Agent or any Senior Secured Party Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Secured Obligations of any Series, or the Shared Collateral subject to any Lien securing the Secured Obligations of any Series, it may request that such information be furnished to it in writing by each Senior Secured Party Representative (on behalf of itself and the Secured Obligations which it represents) and shall be entitled to conclusively rely on the basis of the information so furnished. In the event that such requested information is not received with respect to all Secured Obligations, the Collateral Agent (or any Sub-Collateral Agent) shall be entitled to refrain, and shall be fully protected in so refraining, from taking any action. The Collateral Agent, each Sub-Collateral Agent and each Senior Secured Party Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any Secured Parties or any other Person as a result of such determination.

(b)    In no event shall the Collateral Agent (or any Sub-Collateral Agent) have any obligation to determine, or have any liability with respect to, the amount of Secured Obligations owing to any of the Secured Parties or whether any Secured Obligations are in fact outstanding under any Secured Transaction Documents. Upon the Discharge in Full of the Secured Obligations for which it represents, the Senior Secured Party Representative of such Secured Obligations shall provide written notice of such discharge to the Collateral Agent, the Sub-Collateral Agents, if any, and to the other Senior Secured Party Representatives.

SECTION 3.02.    Application of Proceeds; LC Facility Collection Account

(a)    Whether or not any Insolvency or Liquidation Proceeding has been commenced, any Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection or realization on, such Collateral and proceeds thereof shall be applied (subject to Section 1.03 and Section 3.02(b) below) in accordance with the priority set forth in Section 2.01(a) and (b).

(b)    The Company has agreed under the S&O Agreement that if the aggregate amount held in the LC Facility Collection Account exceeds an aggregate amount that is required to be held in the LC Facility Collection Account with respect to all then outstanding Letters of Credit issued under the LC Facility Agreement (taking into consideration any amounts required to be posted by the Company as cash collateral before or after Discharge in Full of the LC Facility Obligations), then, so long as no Default or Event of Default under the LC Facility Agreement has occurred and is continuing at such time, the Company will, to the extent it may do so, cause such excess amount to be transferred to the Designated Controlled Account;  provided that any funds deposited in the LC Facility Collection Account in anticipation of and prior to the issuance of a Letter of Credit (as defined in the LC Facility Agreement) that has been requested under the LC Facility Agreement (including any deposited funds with respect to an earlier Letter of Credit that, following such Letter of Credit request, have become available for release but which the Company has elected or is required to have retained on deposit in anticipation of such requested Letter of Credit) shall not be included in the aggregate amount held in the LC Facility Collection Account for purposes of the foregoing determination until either such requested Letter of Credit is issued or such request is (for any reason) withdrawn, rejected or no longer being made.

ARTICLE IV
Collateral Agency; Administration of the Collateral

SECTION 4.01.    Administration of Collateral. The Collateral Agent (or any applicable Sub-Collateral Agent) shall administer the Collateral in the manner contemplated by and hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to, the terms of the Security Agreement, the LC Facility Agreement, S&O Agreement, this Agreement, and any other Security Document or Secured Transaction Document to which the Collateral Agent (or such applicable Sub-Collateral Agent) is a party. The Collateral Agent (or any applicable Sub-Collateral Agent) may exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Agreement, the LC Facility Agreement, the S&O Agreement, this Agreement, the other Secured Transaction Documents to which the Collateral Agent (or such applicable Sub-Collateral Agent) is a party and applicable law.

SECTION 4.02.    Appointment; Duties; Liabilities of Collateral Agent.

(a)    Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof and the other Secured Transaction Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby accepts the appointment in the foregoing clause and hereby agrees to act in relation to the Collateral on the terms and conditions expressly set forth herein and in the other Secured Transaction Documents to which it is a party. The Collateral Agent and each of its co-agents, sub-agents and attorneys-in-fact, including without limitation any Sub-Collateral Agent, shall be fully justified in failing or refusing to take any action under this Agreement, any other Security Document or any Secured Transaction Document to which it is party unless it shall (i) receive instruction from the applicable Controlling Agent and (ii) be indemnified to its reasonable satisfaction by the applicable Series of Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and any action taken or failure to act by it pursuant thereto shall be binding upon all the Secured Parties. Subject to the foregoing, the applicable Sub-Collateral Agent shall affirmatively act under this Agreement, the other Security Documents and Secured Transaction Documents in accordance with any instructions by the Controlling Agent. Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, any Sub-Collateral Agent, shall incur any liability for any determination made or instruction given by the Controlling Agent. In no event shall the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, any Sub-Collateral Agent, be required to take any action that exposes it to personal liability, to expend or risk its own funds or otherwise incur any liability for which it is not indemnified to its satisfaction or to take any action that is contrary to this Agreement or any applicable law. If the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, any Sub-Collateral Agent, shall request any instructions, it shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the applicable Controlling Agent, and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Party nor any other Person shall have any right of action whatsoever against the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, any Sub-Collateral Agent, as a result of its acting or refraining from acting hereunder in accordance with the instructions of the applicable Controlling Agent. Each of the LC Facility Agent and Aron hereby direct the Collateral Agent to enter into the Acknowledgment Agreement, and the parties hereto agree that the protective provisions for the benefit of the Collateral Agent set forth in Article IV hereof apply with respect to the Acknowledgment Agreement.

(b)    The Collateral Agent and any Sub-Collateral Agent may execute any of their respective duties as collateral agent by or through agents, subagents, attorneys, custodians or nominees, including without limitation the LC Facility Agent or Aron in any such capacity, and are entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Collateral Agent nor any Sub-Collateral Agent is or will be deemed responsible for the negligence or misconduct of any agents, subagents, or attorneys-in-fact selected by it with reasonable care, provided that, notwithstanding the foregoing, the parties hereto agree that the Collateral Agent shall have no liability for (x) the selection of the LC Facility Agent or the S&O Agent (as such term is defined in the Security Agreement) as a Sub-Collateral Agent under this Agreement, any other Security Document, or any Secured Transaction Document (including such selection being irrevocable) or the assignment or delegation of any rights or duties by the Collateral Agent to such Persons, or (y) any actions taken or not taken by the LC Facility Agent or the S&O Agent in their capacity as a Sub-Collateral Agent.

(c)    Each of the Secured Parties hereby acknowledges that, as of the Effective Date, US Bank, in its capacity as Collateral Agent, has (i) appointed the LC Facility Agent as Sub-Collateral Agent with respect to the LC Priority Collateral pursuant to Section 2(i) of the Security Agreement, (ii) appointed the S&O Agent as Sub-Collateral Agent with respect to the S&O Priority Collateral pursuant to Section 2(h) of the Security Agreement, and (iii) therefore, notwithstanding anything to the contrary contained herein, in any other Security Document, or in any Secured Transaction Document but without limiting its obligations under Sections 2(h) or (i) of the Security Agreement, US Bank, in its capacity as Collateral Agent, has no duties or obligations under this Agreement, any other Security Document, or any Secured Transaction Document to which it is a party, other than to hold the Liens on the Collateral granted to it, to hold any Collateral in its possession as expressly required by the terms of this Agreement and the other Security Documents to which it is a party and as otherwise expressly provided herein and in the Security Documents and not expressly delegated to a Sub-Collateral Agent. The LC Facility Agent agrees that it shall not resign as Sub-Collateral Agent with respect to the LC Priority Collateral until Discharge in Full of the LC Facility Obligations unless and until a replacement Sub-Collateral Agent with respect to the LC Priority Collateral has been appointed and has accepted such appointment. Aron agrees that it shall not resign as Sub-Collateral Agent with respect to the S&O Priority Collateral until Discharge in Full of the S&O Obligations unless and until a replacement Sub-Collateral Agent with respect to the S&O Priority Collateral has been appointed and has accepted such appointment.

(d)    The LC Facility Agent, as the Controlling Agent for LC Priority Collateral, shall have the sole right to instruct the Collateral Agent, any Sub-Collateral Agent, and co-agents, sub-agents and attorneys-in-fact thereof, to act or refrain from acting with respect to the LC Priority Collateral, and none of the Collateral Agent, any Agent and any of their respective co-agents, sub-agents and attorneys-in-fact shall follow any instructions with respect to the LC Priority Collateral from any other person. Aron, as the Controlling Agent for the S&O Priority Collateral, shall have the sole right to instruct the Collateral Agent, any Sub-Collateral Agent, and co-agents, sub-agents and attorneys-in-fact thereof to act or refrain from acting with respect to the S&O Priority Collateral, and none of the Collateral Agent, any Sub-Collateral Agent, and any of their respective co-agents, sub-agents and attorneys-in-fact shall follow any instructions with respect to the S&O Priority Collateral from any other person. None of the Collateral Agent, any other Agent and any of their respective co-agents, sub-agents and attorneys-in-fact thereof shall have any liability for acting in accordance with any direction from the LC Facility Agent as Controlling Agent or, if applicable, any LC Secured Party with respect to the LC Priority Collateral under its control. None of the Collateral Agent, any other Agent and any of their respective any co-agents, sub-agents and attorneys-in-fact thereof shall have any liability for acting in accordance with any direction from Aron as Controlling Agent with respect to the S&O Priority Collateral. Aron will not instruct the Collateral Agent or any co-agents, sub-agents and attorneys-in-fact thereof to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the LC Priority Collateral. The LC Facility Agent will not instruct the Collateral Agent or any co-agents, sub-agents and attorneys-in-fact thereof to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the S&O Priority Collateral.

(e)    Each of the Secured Parties hereby authorizes the Collateral Agent and the LC Facility Agent and Aron as Sub-Collateral Agents to take such actions in the name and for the benefit of the Secured Parties under the provisions of the Secured Transaction Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent and the Sub-Collateral Agents by the terms of the Security Documents and Secured Transaction Documents to which it is a party, together with such other powers as are reasonably incidental thereto, and to execute, deliver and perform each Security Document and Secured Transaction Document to which it is party acting in the name (as may be necessary) and for the benefit of the Secured Parties.

(f)    In furtherance of the foregoing, (i) Aron as the Non-Controlling Secured Party acknowledges and agrees that LC Facility Agent, as the Controlling Agent and as the Sub-Collateral Agent with respect to the LC Priority Collateral, shall be entitled to, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any LC Priority Collateral as provided herein and in the Security Documents, without regard to any rights to which Aron, as the Non-Controlling Secured Party would otherwise be entitled as a result of the Secured Obligations held by such Non-Controlling Secured Party, and (ii) LC Facility Agent and the LC Secured Parties as the Non-Controlling Secured Parties acknowledge and agree that Aron, as the Controlling Agent and as the Sub-Collateral Agent with respect to the S&O Priority Collateral, shall be entitled to, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any S&O Priority Collateral as provided herein and in the Security Documents, without regard to any rights to which the LC Facility Agent and the LC Secured Parties, as the Non-Controlling Secured Parties, would otherwise be entitled as a result of the Secured Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, (i) Aron as the Non-Controlling Secured Party acknowledges and agrees that none of the Collateral Agent, the LC Facility Agent or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of LC Priority Collateral securing any of the Secured Obligations, or to sell, dispose of or otherwise liquidate all or any portion of such LC Priority Collateral (or any other LC Priority Collateral securing any Secured Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation, and (ii) the LC Facility Agent and the LC Secured Parties as the Non-Controlling Secured Parties acknowledge and agree that none of the Collateral Agent, Aron or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of S&O Priority Collateral securing any of the Secured Obligations, or to sell, dispose of or otherwise liquidate all or any portion of such S&O Priority Collateral (or any other S&O Priority Collateral securing any Secured Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Collateral Agent and any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, the Controlling Agent or any other Secured Party of any other Series arising out of (i) any actions that do not violate the express terms of this Agreement which any Senior Secured Party Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party) in accordance with the applicable Security Documents or any other applicable agreement related thereto or to the collection of the Secured Obligations or the valuation, use, protection or release of any security for the Secured Obligations, (ii) any election by any Senior Secured Party Representative or any Secured Party, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by the Company as debtor-in-possession.

(g)    Notwithstanding any provision to the contrary elsewhere in the Security Documents or other Secured Transaction Documents, (i) neither the Collateral Agent nor any co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall have any duties or responsibilities, except those expressly set forth herein and in the other Security Documents and Secured Transaction Documents to which the Collateral Agent or any such co-agent, sub-agent or attorney-in-fact, including, without limitation, the Sub-Collateral Agents, is a party, or any fiduciary relationship with, or obligation to, any Secured Party or any other Person and (ii) no implied covenants, duties, obligations, liabilities, functions or responsibilities shall be read into the Security Documents or other Secured Transaction Documents or otherwise exist against the Collateral Agent or any co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, thereof. Without limiting the foregoing, neither the Collateral Agent nor any co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, thereof shall be required to take any action which is contrary to this Agreement or any other Security Documents or Secured Transaction Documents to which it is a party or applicable law. Neither the Collateral Agent not any co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, thereof shall be responsible or liable for any inaccuracy or error in the performance or observance on its part of any of its duties under the Security Documents or other Secured Transaction Documents to which it is party that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other Person to comply with the terms thereof. Neither the Collateral Agent nor any co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, thereof nor any of their respective officers, directors, employees, attorneys, or agents shall be liable to the Company, any Secured Party or any Person for any action taken or omitted under this Agreement or under the other Security Documents or Secured Transaction Documents or in connection therewith, except to the extent caused by bad faith, gross negligence or willful misconduct of such Person, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 4.03.    Rights of Collateral Agent.

(a)    The Collateral Agent and each such co-agent, sub-agent, and attorney-in-fact, including, without limitation, the Sub-Collateral Agents, shall be entitled to seek the advice of independent counsel, accountants, experts and other advisors selected by it concerning all matters pertaining to its rights and duties and shall not be liable for any action or inaction based in good faith on such advice.

(b)    Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, nor any of their respective officers, directors, employees, agents, attorneys, or affiliates shall be (i) liable to any of the Secured Parties or any other Person for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement, any other Security Document or any Secured Transaction Document or (ii) responsible in any manner for any recitals, statements, representations or warranties made by the Company or any other party to a Secured Transaction Document or any Authorized Officer of any thereof contained in any Secured Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, under or in connection with, this Agreement, any other Security Document, any Secured Transaction Document or any Collateral or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Security Document or any Secured Transaction Documents or for any failure of the Company or any other party to this Agreement, any other Security Document or any Secured Transaction Document to perform its obligations hereunder or thereunder, except to the extent expressly agreed by it in the applicable Secured Transaction Document or for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non appealable judgment). Neither the Collateral Agent nor any of its co-agents, sub-agents or attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the terms, conditions or covenants of this Agreement, any other Security Document or any Secured Transaction Document, or to inspect the properties, books or records of the Company or any other party to this Agreement, any other Security Document or any Secured Transaction Document.

(c)    The Collateral Agent and each of its co-agents, sub-agents and attorneys-in-fact, , including, without limitation, the Sub-Collateral Agents, shall be fully entitled to request, receive and rely and shall be fully protected in relying upon any request, instrument, direction, instruction, communication, opinion, note, writing, resolution, notice, consent, certificate, affidavit, letter, statement, order or other document (whether in original or electronic form) reasonably believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected with due care by it. Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall have any duty or obligation to (i) verify, investigate, ascertain or determine whether any request, instrument, note, writing, resolution, consent, order, statement, opinion, certificate, direction, instruction, notice, communication or document provided to it contains accurate and complete information or whether any individual signing such request, instrument, note, writing, resolution, consent, order, statement, certificate, direction, instruction, notice, communication or document has the authority such individual purports to have or (ii) take any discretionary action or privilege or exercise any discretionary powers.

(d)    The powers conferred on the Collateral Agent (and by extension to any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents) hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of the Collateral in its possession and the accounting for monies actually received by it hereunder, neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall have any other duty as to the Collateral, whether or not the Collateral Agent, any other co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, or any of the other Secured Parties has or is deemed to have knowledge of any matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be liable for any interest on any money received by it. The Collateral Agent and each of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords similar assets held for the benefit of third parties.

(e)    [Reserved].

(f)    The Collateral Agent and each of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and the other parties to the Secured Transaction Documents, without regard to its acting as the Collateral Agent or co-agent, sub-agent or attorney-in-fact hereunder and under the other Secured Transaction Documents. With respect to the extensions of credit made by it under a Secured Transaction Document, if any, the Collateral Agent and each co-agent, sub-agent and attorney-in-fact, including, without limitation, the Sub-Collateral Agents, shall have the same rights and powers under this Agreement and the other Secured Transaction Documents as any other Secured Party making a comparable extension of credit to the Company and may exercise the same as though it were not the Collateral Agent or a co-agent, sub-agent or attorney-in-fact hereunder.

(g)    For the purposes of this Agreement, the other Security Documents and all Secured Transaction Documents, neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be deemed to have knowledge of, (i) the occurrence of any Default or Event of Default, or any other triggering event under the Security Documents or Secured Transaction Documents unless and until such Person has received written notice thereof from the Controlling Agent or the Company or, with respect to the LC Facility Agent or Aron, in any such capacity, it has actual knowledge thereof, (ii) the existence, the content, or the terms and conditions of, any other agreement, instrument or document, in each case, to which it is not a party or beneficiary (so long as, in such capacity as a beneficiary, it has received such other agreement, instrument or document), whether or not referenced herein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document or Secured Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Secured Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Articles II or III or Section 5.02 of the LC Facility Agreement or elsewhere in any Security Document or other Secured Transaction Document. The Sub-Collateral Agents or any co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, may take such action with respect to such Event of Default as is required and permitted to be taken by it pursuant to each Security Document or other Secured Transaction Document at the written direction of the Controlling Agent or Controlling Secured Parties following the occurrence thereof, and neither any Sub-Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall have any liability for acting in accordance with any such direction. Without prejudice to the foregoing, none of the knowledge or information that any department or division of the Collateral Agent, any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, or any of their respective Affiliates may have from time to time shall be attributed to it, and it shall have no duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by it or any of its Affiliates in any capacity.

(h)    Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be deemed to have knowledge of facts and circumstances unless it has received written notice of such facts and circumstances in accordance with Section 6.01, nor shall it have any obligation to perform any actions or respond to any matters without express authorization to do so.

(i)    Subject to Section 2.04, notwithstanding anything to the contrary contained herein or in any other Secured Transaction Document, in no event shall the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, be obligated to execute or deliver any document evidencing any release or re-conveyance without receipt of a certificate executed by a Senior Officer of the Company certifying that such release is permitted by this Agreement, the other Security Documents, and the other Secured Transaction Documents, and that all conditions precedent to such release or re-conveyance (if any) have been complied with.

(j)    The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. Each party hereby agrees that it shall provide the Collateral Agent with such information as the Collateral Agent may reasonably request that will help the Collateral Agent to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(k)    Any entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any entity succeeding to the business of the Collateral Agent shall be, subject to the satisfaction of applicable “know-your-customer” requirements of the Senior Secured Party Representatives, the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(l)    Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, will be liable for any delay (or any related consequences) in crediting an account with an amount required under this Agreement to be paid by it if it has taken all necessary steps to comply with the regulations or operating procedures of any recognized clearing or settlement system used by it for that purpose.

(m)    Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be liable for any error of judgment made in good faith unless it shall be proved that it was grossly negligent in ascertaining the pertinent facts (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

(n)    Whether or not therein expressly so provided, every provision of this Agreement, each Security Document, and each other Secured Transaction Document relating to the conduct or affecting the liability of or affording protection to the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be deemed to incorporate the provisions of Section 4.02 and this Section 4.03 and such provisions will also be deemed to extend to each of their respective co-agents, sub-agents, attorneys, custodians, an nominees, whether or not so stated.

(o)    The Collateral Agent may, from time to time, request that the Company and each Senior Secured Party Representative deliver a certificate (upon which the Collateral Agent may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers.

(p)    In order to comply with applicable Tax laws, rules and regulations (“Applicable Tax Law”) related to this Agreement or any agreement supplemental hereto, the parties hereto each agree: (i) to provide to the Collateral Agent sufficient information about such parties and/or transactions (including any modification to the terms of such transactions) so it can determine whether it has any Tax-related obligations under Applicable Tax Law, and (ii) that the Collateral Agent and each of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be entitled to make any withholding or deduction from payments this Agreement or any agreement supplemental hereto to the extent necessary to comply with Applicable Tax Law for which it shall not have any liability. The Company agrees to indemnify the Collateral Agent and each of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, for, and to hold each harmless against, any losses it may suffer due to the actions it takes to comply with such Applicable Tax Law. The terms of this section shall survive the termination of this Agreement or the earlier resignation or removal of the Collateral Agent or applicable co-agent, sub-agent or attorney-in-fact hereunder.

(q)    In the event of any disagreement between the Controlling Agent and any Senior Secured Party Representative, the Controlling Agent shall control with respect to its applicable Collateral. In the event of any disagreement as to the identity of the Controlling Agent resulting in adverse claims or demands being made with respect to the subject matter of this Agreement, or in the event that the Collateral Agent, in good faith, is in doubt as to any action it should take hereunder, the Collateral Agent may refuse to comply with any claims or demands and refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Collateral Agent shall not be liable in any way or to any person for its failure or refusal to act, and the Collateral Agent shall be entitled to continue to so refuse to act and refrain from acting until the Collateral Agent shall have received either (i) a joint written agreement executed by the Controlling Agent and such disputing party, or (ii) a final non-appealable order, judgment or decree by a court of competent jurisdiction, in which case the Collateral Agent shall be authorized to act in accordance with such written agreement or final court order, judgment or decree without incurring liability therefor. In the event there is a dispute between the LC Secured Parties and Aron with respect to which Secured Parties are liable for fees, costs, expenses, indemnities or other amounts due to the Collateral Agent or any Sub-Collateral Agent hereunder, without waiving any rights either of them may have against the other and expressly reserving any such rights, each of the LC Secured Parties and Aron shall timely pay, to the extent not paid by the Company in a timely manner, such amounts to the Collateral Agent as required hereby in accordance with their pro rata share of their respective Secured Obligations.

SECTION 4.04.    Resignation; Removal of Collateral Agent. Subject to Section 4.02(c), the Collateral Agent or any of its co-agents, sub-agents and attorneys-in-fact, excluding the Sub-Collateral Agents, may (a) resign its appointment as Collateral Agent or co-agent, sub-agent or attorney-in-fact hereunder without providing any reason therefor by giving thirty (30) days’ prior written notice to the Senior Secured Party Representatives and the Company and (b) be removed at any time with cause by the Senior Secured Party Representatives, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent or co-agent, sub-agent or attorney-in-fact, if applicable, under this Article IV. If the Collateral Agent (or any applicable Sub-Collateral Agent) shall resign or be removed as Collateral Agent, then the Senior Secured Party Representatives acting at the direction of the requisite Secured Parties which it represents shall (and if no such successor shall have been appointed within thirty (30) days of the Collateral Agent’s resignation or removal, the Collateral Agent may) petition a court of competent jurisdiction for the appointment of a successor collateral agent hereunder, which successor agent shall (i) be any United States commercial bank(s) or financial institution(s) or a United States branch or subsidiary of a foreign commercial bank(s) or financial institution(s) having, or guaranteed or confirmed by an entity having, a long-term unsecured senior debt rating of at least Baa1 or better by Moody’s or BBB+ or better by S&P or Fitch and a combined capital and surplus of not less than one billion Dollars (US$1,000,000,000), (ii) have an office in New York, New York and (iii) so long as the Collateral Agent has not received notice that an Event of Default has occurred and is continuing under any Secured Transaction Document, reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor agent effective upon its appointment, and the former Collateral Agent’s rights, powers and duties and obligations as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After resignation or removal hereunder as Collateral Agent, the provisions of this Agreement, including but not limited to this Article IV, shall continue to inure to the former Collateral Agent’s benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

SECTION 4.05.    Substitute Collateral Agent. If at any time the Collateral Agent shall reasonably determine that it shall be necessary or appropriate under any applicable law or in order to permit action to be taken hereunder, the Company shall execute and deliver all instruments necessary to appoint any Person as a co-Collateral Agent or substitute Collateral Agent with respect to all or any portion of the Collateral, in any case with such powers, rights, duties, obligations and immunities conferred upon the Collateral Agent hereunder as may be specified therein. If the Company shall refuse to join in the execution of any such instrument within fifteen (15) Business Days of any written request therefor by the Collateral Agent or if any Senior Secured Party Representative has given written notice to the Collateral Agent that an Event of Default has occurred and is continuing, then in any such instance the Collateral Agent may, but shall not be obligated to, act under the foregoing provisions without the concurrence of the Company. The Company hereby irrevocably makes, constitutes and appoints the Collateral Agent as the Company’s agent and attorney-in-fact to act for the Company under the provisions of this Section 4.05.

SECTION 4.06.    Fees and Expenses; Indemnification.

(a)    The Company will pay (i) the reasonable and documented legal and other professional fees and costs of the Collateral Agent and one primary counsel and one local counsel, if applicable, in each applicable jurisdiction, for the Collateral Agent with respect to the administration of this Agreement and the transactions contemplated hereby (including, without limitation, in connection with the resignation or removal of the Collateral Agent and the appointment of a successor Collateral Agent in accordance with the terms hereof), the preservation of any of its respective rights under the this Agreement or in connection with any amendments, waivers or consents or other implementation and administrative actions required under this Agreement, (ii) all fees payable to the Collateral Agent in connection with the performance of its duties under this Agreement in accordance with its fee letter, (iii) all actual out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the enforcement of any of its (or any Secured Party’s) rights or remedies under this Agreement, any Secured Transaction Document or the Acknowledgment Agreement following the occurrence of a Default or an Event of Default (including the reasonable and documented fees and costs of its legal counsel) and (iv) without limiting the preceding clause, all other actual, reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the administration of the transactions contemplated hereby, the preservation of its rights under this Agreement, any other Security Document, any Secured Transaction Document and the Acknowledgment Agreement and/or the performance of its duties hereunder or thereunder and any consents, amendments, waivers or other modifications thereto and the transactions contemplated hereby or thereby. Without limiting the obligations of the Company hereunder and to the extent that the Company fails to pay any of the costs, expenses or other amounts due and payable by it to the Collateral Agent in accordance with the provisions of this Section 4.06(a), the LC Facility Lenders and Aron shall pay such costs, expenses and/or other amounts, in each case to the same extent (and subject to the same exceptions or limitations) as is required of the Company under this Section 4.06(a) in accordance with their pro rata share of their respective Secured Obligations.

(b)    [Reserved].

(c)    The Company shall indemnify the Collateral Agent and each of its Affiliates, permitted successors and permitted assigns and the officers, directors, employees, attorneys, agents, advisors, controlling Persons and partners of each of the foregoing (each, an “Indemnitee”) from and hold each of them harmless from and against all reasonable and documented costs, expenses (including reasonable and documented fees, disbursements and other charges of one primary legal counsel and one local legal counsel, if applicable, in each applicable jurisdiction, acting for the Collateral Agent) and liabilities of such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (each, a “Claim”) that relates to the transactions contemplated in this Agreement, the other Security Documents, any other Secured Transaction Document and/or the Acknowledgment Agreement or any transactions in connection therewith; provided, that no Indemnitee will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its (or its officers’, directors’, employees’, advisors’ or controlling Persons’) bad faith, gross negligence or willful misconduct. Without limiting the obligations of the Company hereunder and to the extent that the Company fails to indemnify the Collateral Agent or any other Indemnitee in accordance with the provisions of this Section 4.06(c), the LC Facility Lenders and Aron shall indemnify the Collateral Agent or the other Indemnitee, as applicable, in each case to the same extent (and subject to the same exceptions or limitations) as is required of the Company under this Section 4.06(c) in accordance with their pro rata share of their respective Secured Obligations.

(d)    Without limiting the generality of Section 4.06(c) above, the Company hereby agrees to indemnify each Indemnitee from and will hold each Indemnitee harmless against, any Claim arising from any actual or alleged presence or threatened discharge or release of any hazardous materials into the environment on or from any property owned or operated by the Company or any Environmental Claims related to the Collateral, but excluding any such Claims under this Section 4.06(d) based on the bad faith, gross negligence or willful misconduct of any such Indemnitee (or its officers, directors, employees, advisors or controlling Persons), in each case, as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction.

(e)    To the extent that the undertaking in the preceding paragraphs of this Section 4.06 may be unenforceable because it violates any law or public policy, subject to the limitations set forth in the preceding clauses of this Section 4.06, the Company will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertaking.

(f)    All sums paid and costs incurred by any Indemnitee with respect to any matter indemnified hereunder shall be added to the Secured Obligations and be secured by the Security Documents and, unless otherwise provided, shall be due and payable within ten (10) Business Days following receipt by the Company of written demand accompanied by reasonable documentation. Each such Indemnitee shall promptly notify the Company in a timely manner of any such amounts payable by the Company hereunder together with reasonable details and calculation thereof; provided, that any failure to provide such notice shall not affect the Company’s obligations under this Section 4.06.

(g)    The provisions of this Section 4.06 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

SECTION 4.07.    Non-Reliance on Agent and Other Secured Parties. The Company acknowledges that it will, independently and without reliance upon any Agent or any other Secured Party or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Transaction Document, the Acknowledgment Agreement or related agreement or any document furnished hereunder or thereunder.

SECTION 4.08.    Treatment of Collateral.

(a)    Neither the Collateral Agent nor any of its any of its co-agents, sub-agents or attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be responsible for insuring the Collateral or for the payment of Taxes (and shall not be responsible for any Tax reporting in connection with this Agreement), charges, assessments or liens upon the Collateral. Neither the Collateral Agent nor any of its co-agents, sub-agents or attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be under any obligation independently to request or examine insurance coverage with respect to any Collateral. Neither the Collateral Agent nor any of its co-agents, sub-agents and attorneys-in-fact, including, without limitation, the Sub-Collateral Agents, shall be responsible for the maintenance of the Collateral, except as expressly provided herein when the Collateral Agent or any such co-agent, sub-agent or attorney-in-fact has possession of the Collateral.

(b)    In connection with the exercise of any rights or remedies in respect of, or foreclosure or realization upon, any Collateral pursuant to this Agreement or any other Security Document or any other Secured Transaction Document, the Collateral Agent shall not be obligated to take title to or possession of any item of Collateral in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability. In the event that the Collateral Agent deems that it may be considered an “owner or operator” under any Environmental Laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as the Collateral Agent subject to the terms and conditions hereof or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any Environmental Claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered or directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(c)    The Collateral Agent and each of the LC Facility Agent and Aron in its capacity as Sub-Collateral Agent each hereby disclaims any representation or warranty and shall have no responsibility to any person for the existence, priority or perfection of the Liens and security interests granted hereunder or under any other Security Document or any other Secured Transaction Document or in the value of any of the Collateral. Neither the Collateral Agent nor the LC Facility Agent or Aron in its capacity as Sub-Collateral Agent makes any representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of the Secured Parties or the Company to the Collateral, or as to the security afforded by any Secured Transaction Document.

(d)    Neither the Collateral Agent nor the LC Facility Agent or Aron in its capacity as Sub-Collateral Agent shall be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of any Secured Party or the Company or any other party selected by it with reasonable care or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral and shall not be required to monitor the performance of any such Persons holding Collateral. For the avoidance of doubt, neither the Collateral Agent nor the LC Facility Agent or Aron in its capacity as Sub-Collateral Agent shall be responsible for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, and such other documents or instruments; provided that if the Company or any Secured Party files a UCC financing statement or amendment naming the Collateral Agent as secured party, such Person shall promptly send the Collateral Agent a copy thereof.

SECTION 4.09.    Absence of Fiduciary Duties. The Company agrees that in connection with all aspects of the transactions contemplated hereby or by the other Secured Transaction Documents and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Collateral Agent or any of its co-agents, sub-agents or attorneys-in-fact, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty or other implied duties, obligations, liabilities, functions or responsibilities on the part of the Collateral Agent, any of its co-agents, sub-agents or attorneys-in-fact, or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 4.10.    Rights as a Secured Party. The Person serving as the Collateral Agent or the Controlling Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Secured Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Collateral Agent or the Controlling Agent, as applicable, and the term “Secured Parties” or “Secured Parties” shall with respect to rights and benefits (but none of the obligations) afforded to it, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent or the Controlling Agent, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Affiliate thereof as if such Person were not the Collateral Agent or the Controlling Agent, as applicable, hereunder and without any duty to account therefor to any other Secured Party.

ARTICLE V
Acknowledgment of Aron Property

SECTION 5.01.    Until the Discharge in Full of the S&O Obligations, MUFG (on behalf of itself and the other LC Secured Parties) acknowledge and agree that:

(a)    the Collateral does not include the volumes of crude oil, other petroleum feedstocks and refined petroleum products (collectively, “Hydrocarbons”), including without limitation, all volumes of Hydrocarbons owned by Aron and held in any of the “Included Locations” as defined under the S&O Agreement (all such Hydrocarbons owned by Aron, the “Aron Property”);

(b)    MUFG has no right, title or interest in, or any lien upon, nor will MUFG acquire any lien upon, any of the Aron Property to secure the LC Facility Obligations and, to the extent MUFG obtains a lien on the Aron Property to secure the LC Facility Obligations, such lien shall be deemed to be automatically released and of no force and effect with no further action by any person (provided that MUFG shall cooperate with Aron to provide such evidence as Aron shall reasonably require to confirm the absence and/or release of any such lien); and

(c)    notwithstanding any rights or remedies (if any) available under the LC Facility Agreement, any related documents, the UCC, other applicable law or otherwise, MUFG shall not (i) contest, protest or object to, or support any other person in contesting, protesting or objecting to, in any proceeding or action (including any bankruptcy, insolvency or liquidation proceeding) Aron’s title to or ownership of, or other rights in, all or any part of the Aron Property; (ii) directly or indirectly, exercise or seek to exercise any rights or remedies with respect to any of the Aron Property or institute any action or proceeding with respect to such rights or remedies, including any action to foreclose, execute, levy, collect on, take possession or control of, sell or otherwise realize upon any of the Aron Property, (and to the extent MUFG receives proceeds of any such actions, MUFG shall hold such proceeds in trust for Aron and promptly pay over such proceeds to Aron in the form received with all necessary endorsements); or (iii) contest, protest or object to, or support any other person in contesting, protesting or objecting to, in any proceeding or action (including any bankruptcy, insolvency or liquidation proceeding) any proceeding or action brought by or on behalf of Aron, to execute, levy, collect on, take possession or control of, sell or otherwise realize upon any of the Aron Property or any other exercise by or on behalf of Aron of any rights and remedies relating to the Aron Property under the S&O Agreement, the related transaction documents, the UCC, other applicable law or otherwise.

ARTICLE VI
Miscellaneous

SECTION 6.01.    Notices.

(a)    All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Agent or to the Collateral Agent herein by the Controlling Agent) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the applicable address listed in Schedule 6.01 hereto. Any notice or other communication delivered by e-mail to the Collateral Agent must include and be contained in a scanned or imaged attachment (such as .pdf or similar widely used format); provided that the Collateral Agent does not accept funds transfer instructions by email.

(b)    Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth in Schedule 6.01 hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. To the extent agreed to in writing among the Collateral Agent and each Senior Secured Party Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person. The Collateral Agent and any Senior Secured Party Representative may conclusively rely upon, and shall not in any event be liable for any losses, costs, expenses or damages, including, but not limited to, indirect, incidental, consequential, special or punitive damages, arising directly or indirectly from the Collateral Agent’s or Senior Secured Party Representative’s reliance upon and compliance with, any communication, notice, instruction, or other document sent via email or other similar electronic method which the Collateral Agent or Senior Secured Party Representative reasonably believes to have been sent by the party who, on the face of the communication, appears to have been the appropriate party. The Collateral Agent and each Senior Secured Party Representative assumes no risk arising out of the use of such electronic methods of communication, including without limitation, any risk of the Collateral Agent reasonably acting on unauthorized instructions, or the risk of interception and misuse by third parties.

SECTION 6.02.    Waivers: Amendment.

(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No Modification of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 2.11, and then such Modification shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    This Agreement shall not be modified except as specified in Section 2.11.

(c)    In connection with any Modification, the Collateral Agent and each Senior Secured Party Representative shall be entitled to receive, and shall be fully protected in relying on, an officer’s certificate of the Company stating that such waiver, amendment or other modification is authorized or permitted by the terms hereof and that all conditions precedent with respect thereto have been satisfied.

SECTION 6.03.    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 6.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 6.05.    Appointments upon Discharge. Upon Discharge in Full of LC Facility Obligations (upon which event the LC Facility Agent will give prompt notice thereof to the Collateral Agent), Aron will be automatically appointed as Collateral Agent with respect to the Collateral and any obligations of US Bank as Collateral Agent hereunder and under any other Secured Transaction Document will concurrently be terminated. Upon Discharge in Full of the S&O Obligations (upon which event Aron will give prompt notice thereof to the Collateral Agent), the LC Facility Agent will be automatically appointed as Collateral Agent with respect to the LC Priority Collateral and any obligations of US Bank as Collateral Agent hereunder and under any other Secured Transaction Document will be terminated. Each party hereto agrees to execute and deliver, in each case at the expense of the Company, such additional documents or instruments as may be reasonably requested by the Collateral Agent to evidence and effectuate the foregoing. After any such termination, the provisions of this Agreement, including but not limited to Article IV, shall continue to inure to US Bank’s benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

SECTION 6.06.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be as effective as delivery of a manually signed counterpart of this Agreement . The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 6.09.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK; PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER SECURED TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO EACH HEREBY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. THE PARTIES HERETO EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(c)    THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY SECURITY DOCUMENTS OR ANY SECURED TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY SECURITY DOCUMENTS OR ANY SECURED TRANSACTION DOCUMENTS.

SECTION 6.10.    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.11.    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Security Documents or any Secured Transaction Documents (including, without limitation, any conflicts between the rights, protections and responsibilities of the Collateral Agent under the terms of any of the Secured Transaction Documents), the provisions of this Agreement shall control.

SECTION 6.12.    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Neither the Company nor any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 6.13.    Integration. This Agreement together with the other Secured Transaction Documents and the Security Documents represents the entire agreement of each of the Company and the Secured Parties with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Company, any Senior Secured Party Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Transaction Documents or the Security Documents.

SECTION 6.14.    Information Concerning Financial Condition of the Company. None of the Collateral Agent, any Senior Secured Party Representative, or any Secured Party shall be responsible for keeping any other party informed of (a) the financial condition of the Company and all endorsers or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. The Collateral Agent, the Senior Secured Party Representatives and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Collateral Agent, any Senior Secured Party Representative or any Secured Parties undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Collateral Agent, the Senior Secured Party Representatives and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 6.15.    Further Assurances. The Company agrees that at any time and from time to time, as may be necessary or upon the written request of the Collateral Agent (acting at the written direction of the Controlling Agent), it will execute and deliver such further documents and do such further acts and things as may be necessary in order to effect the purposes of this Agreement and to protect and perfect the security interests granted in the applicable Collateral. Each Senior Secured Party Representative, on behalf of itself and each Secured Party under the applicable Secured Transaction Document, agrees that, subject to the terms of its applicable Secured Transaction Document, it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 6.16.    LC Facility Agent.

(a)    It is understood and agreed that the LC Facility Agent is entering into this Agreement in its capacity as administrative agent under the LC Facility Agreement and the provisions of Article X of the LC Facility Agreement applicable to it and any other rights, protections, immunities and indemnities afforded to it as administrative agent thereunder shall also apply to it hereunder, including without limitation, with respect to its designation as Controlling Agent.

(b)    Notwithstanding anything herein to the contrary, prior to taking any action (including without limitation providing any consent or instruction to the Collateral Agent), the Controlling Agent shall be permitted to seek (and to the extent required by the terms of the applicable Secured Transaction Document, shall seek) the instruction, consent or other authority from the requisite Secured Parties it represents in accordance with the applicable Secured Transaction Document, and in the event that it does so, it shall be fully protected in acting in accordance with such instructions or, in the absence of any such instructions, refraining from taking any action or providing any such consent or instructions.

SECTION 6.17.    Damages, Etc. FOR THE AVOIDANCE OF DOUBT, THE PARTIES HERETO ACKNOWLEDGE THAT IN NO EVENT SHALL THE COLLATERAL AGENT, ANY SENIOR SECURED PARTY REPRESENTATIVE, ANY SECURED PARTY OR ANY OF THEIR CO-AGENTS, SUB-AGENTS OR ATTORNEYS-IN-FACT BE RESPONSIBLE OR LIABLE FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT) IRRESPECTIVE OF WHETHER ANY SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE OR WHETHER SUCH DAMAGES WERE FORESEEABLE OR CONTEMPLATED AND REGARDLESS OF THE FORM OF ACTION.

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COMPANY: PAR HAWAII REFINING, LLC, a Hawaii limited liability company

By:	/s/ Shawn Flores
Name:	Shawn Flores
Title:	Chief Financial Officer

[Signature Page to Collateral Agency and Intermediation Rights Agreement]

LC FACILITY AGENT: MUFG BANK, LTD., as Administrative Agent

By:	/s/ Christopher Taylor
Name:	Christopher Taylor
Title:	Managing Director

[Signature Page to Collateral Agency and Intermediation Rights Agreement]

ARON: J. ARON & COMPANY LLC

By:	/s/ Simon Collier
Name:	Simon Collier
Title:	Authorized Signatory

[Signature Page to Collateral Agency and Intermediation Rights Agreement]

COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

[Signature Page to Collateral Agency and Intermediation Rights Agreement]